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                                                                    EXHIBIT 10.4

November 16, 2000



Mr. Joseph Marino
839 Santmyer Drive, SE
Leesburg, VA  20175

Dear Joe:

We are pleased to confirm our verbal offer for the position of Vice President, Alliance Support, reporting to Jeff McKinney, Senior Vice President, Global Business Consulting. This position is exempt.

In this position your monthly salary will be $12,916.67. You are also eligible to begin participation in Manugistics' FY02 Business Consulting Compensation Plan which commences March 1, 2001. This Plan offers you the opportunity to receive up to 55% of your base salary. Manugistics' fiscal year is March 1 - February 28. This position has regular performance reviews; performance reviews at Manugistics are scheduled for March 1 of each year. Your first performance review will be March 1, 2002 and will be pro-rated accordingly.

To encourage "ownership" of Manugistics, we provide each new employee with 50 stock options. In addition, we will recommend to the Board of Directors that the Board grant you an option to purchase an additional 24,950 shares of stock on the same terms as a Stock Option Plan of Manugistics Group, Inc. Please note that these shares will participate in the upcoming Manugistics stock split. Our Stock Plan Administrator will provide you with written confirmation of stock options awarded.

In addition, upon successful 100% achievement of your FY '02 Business Consulting Compensation Plan, you will have the opportunity to receive an additional 10,000 options (options will be valued at a price equal to the Fair Market Value of Manugistics stock on the date of grant and the date of grant shall be February 28, 2002). Please note as such possible grant cannot occur until after the payment date for Manugistics' upcoming stock split, this additional grant will be made on a post-split basis (i.e., 10,000 shares is the maximum number of shares you may receive pursuant to this possible grant). Finally, you are eligible to receive two (2) Management Business Objective bonuses up to $5,000.00 each, and which shall be based on specific criteria as outlined by your manager.

In brief (effective on your first day of employment) you will be eligible for our comprehensive Manugistics benefits program which includes:

     -      Employee Stock Purchase Plan
     -      401(k) Retirement Plan
     -      Comprehensive Medical Care; Dental Care, Employee Vision Care
     - Life Insurance; Accidental Death and Dismemberment Insurance; Long-Term Disability

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Joseph Marino
November 16, 2000
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     -      Vacation (The first year is earned on a pro-rated schedule - please refer to the Benefits Summary sheet enclosed as well as the Employee Encyclopedia after you begin employment.)
     -      Sick Leave
     -      Company and Personal Holidays

Additional information on these and other valuable benefits is enclosed for your reference. In keeping with Manugistics policy, all offers are contingent upon successful completion of employment references.

As required by the Immigration Reform and Control Act of 1986, on your first day of employment, you must provide Manugistics with documentation verifying your eligibility to work in the United States. Acceptable forms of documentation are described on the attached Employment Eligibility Verification form. Please read this and the enclosed "Manugistics, Inc. Conditions of Employment."

Please signify your acceptance by signing this letter, the two copies of the "Manugistics, Inc. Conditions of Employment" and the top portion of the attached New Employee Information Sheet and returning these documents to Human Resources. Please keep one copy of the signed Manugistics, Inc. Conditions of Employment for your records. This offer of employment expires within 7 days from the date of this letter. We look forward to your joining Manugistics on November 20, 2000, and are confident that the association will be mutually rewarding. There will be a new employee orientation conducted that will go over our processes, procedures and standards. Please refer to the enclosed sheet which describes how your orientation will be handled.

Sincerely,

Manugistics, Inc.

/s/ ROBIN HOESCH

Robin Hoesch
Director
Human Resources

cc:  J. McKinney

Enclosures

Accepted by:
/s/ JOSEPH MARINO            17-Nov-2000
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Joseph Marino               Date